Exhibit 99.1
COMPANY CONTACT
Chris King
(240) 744-1150
FOR IMMEDIATE RELEASE
FRIDAY, FEBRUARY 27, 2009
DIAMONDROCK HOSPITALITY COMPANY REPORTS FOURTH QUARTER AND FULL YEAR 2008 RESULTS
BETHESDA, Maryland, Friday February 27, 2009 — DiamondRock Hospitality Company (the “Company”) (NYSE: DRH) today announced results of operations for its fourth fiscal quarter and the full fiscal year ended December 31, 2008. The Company is a lodging focused real estate investment trust that owns twenty premium hotels in North America.
“Our results reflect an increasingly challenging operating environment. Although we expect that 2009 will be difficult, our Company has the attributes to weather the downturn and is poised to deliver long-term growth once the economy begins to recover. Our hotels are high quality, extensively renovated, and in desirable markets,” stated Mark Brugger, Chief Executive Officer of DiamondRock Hospitality Company.
He added, “In response to the current environment, we are focused on two goals: preserving profits and increasing liquidity. We are diligently working with our operators to take significant, and in some cases unprecedented, action to control hotel operating costs and to preserve profits in a declining revenue environment. In addition, we are fortunate to have entered the downturn with among the strongest and best structured balance sheets in the industry. We have over $140 million available on our $200 million credit facility and manageable debt maturities between now and 2015; however, we believe that we can make our balance sheet even stronger. In 2009, we are maximizing our liquidity in a number of ways, including reducing our capital expenditures, controlling expenses and reducing our dividend. We remain committed to our longstanding goal of distinguishing DiamondRock from our peers with the strongest balance sheet of any lodging real estate investment trust.”
Fourth Quarter 2008 Highlights
•	RevPAR: The Company’s same-store RevPAR decreased 9.4 percent compared to the same period in 2007.
•	Hotel Adjusted EBITDA Margins: The Company’s same-store Hotel Adjusted EBITDA margins decreased 327 basis points compared to the same period in 2007.
•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $54.6 million.
•	Adjusted FFO: The Company’s Adjusted FFO was $41.5 million and Adjusted FFO per diluted share was $0.46.

Full Year 2008 Highlights
•	RevPAR: The Company’s same-store RevPAR decreased 3.3 percent compared to the same period in 2007.
•	Hotel Adjusted EBITDA Margins: The Company’s same-store Hotel Adjusted EBITDA margins decreased 201 basis points compared to the same period in 2007.
•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $178.8 million.
•	Adjusted FFO: The Company’s Adjusted FFO was $137.8 million and Adjusted FFO per diluted share was $1.48.
Operating Results
Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margins,” “FFO,” “Adjusted FFO” and “same-store.”
For the fourth quarter ended December 31, 2008, the Company reported the following:
•	Revenues of $218.0 million compared to $236.1 million for the comparable period in 2007.
•	Adjusted EBITDA of $54.6 million compared to $67.7 million for the comparable period in 2007.
•	Adjusted FFO and Adjusted FFO per diluted share of $41.5 million and $0.46, respectively, compared to $47.6 million and $0.50, respectively, for the comparable period in 2007.
•	Net income of $13.8 million (or $0.15 per diluted share) compared to $25.1 million (or $0.26 per diluted share) for the comparable period in 2007.
Same-store RevPAR for the fourth quarter decreased 9.4 percent from $132.87 to $120.33 for the comparable period in 2007, driven by a 3.6 percentage point decrease in occupancy (from 71.4 percent to 67.8 percent) and a 4.6 percent decrease in the average daily rate (from $186.04 to $177.56). Same-store Hotel Adjusted EBITDA margins for its hotels decreased 327 basis points from the comparable period in the prior year.

For the full year 2008, the Company reported the following:
•	Revenues of $693.2 million compared to $717.4 million for the comparable period in 2007.
•	Adjusted EBITDA of $178.8 million compared to $202.2 million for the comparable period in 2007.
•	Adjusted FFO and Adjusted FFO per diluted share of $137.8 million and $1.48, respectively, compared to $145.8 million and $1.55, respectively, for the comparable period in 2007.
•	Net income of $52.9 million (or $0.56 per diluted share) compared to $68.3 million (or $0.72 per diluted share) for the comparable period in 2007.
Same-store RevPAR for the full year 2008 decreased 3.3 percent from $131.33 to $126.95 for the comparable period in 2007, driven by a 2.2 percentage point decrease in occupancy (from 74.0 percent to 71.8 percent) and a 0.4 percent decrease in the average daily rate (from $177.49 to $176.73). Full year 2008 same-store Hotel Adjusted EBITDA margins for its hotels decreased 201 basis points from the comparable period in the prior year.
Operating Results Compared to Prior Guidance
The following is a chart showing actual full year 2008 results compared to guidance for the full year 2008:

	Full Year 2008 Guidance	Full Year 2008 Results
RevPAR Growth	-1% to -3%	-3.3%
Adjusted EBITDA	$175 to $181 million	$178.8 million
Adjusted FFO	$136 to $140 million	$137.8 million
Adjusted FFO/Share	$1.46 to $1.51 per diluted share	$1.48 per diluted share
Balance Sheet and Liquidity
As of year-end, the Company had total assets of approximately $2.1 billion. Cash and cash equivalents were $43.9 million, including $30.1 million of restricted cash.
As of December 31, 2008, the Company had $878.4 million of debt outstanding, which consisted of $57 million outstanding on its $200 million senior unsecured credit facility and $821.4 million of property-specific mortgage debt with limited near-term maturities. The Company currently has eight hotels, with an aggregate historic cost of $0.8 billion, which are unencumbered by mortgage debt. As of December 31, 2008, the Company’s debt had a weighted-average interest rate of 5.44% and a weighted-average maturity date of 6.3 years. In addition, 92.9% of the Company’s debt is fixed rate and over 80% of it matures in 2015 or later. The Company has only two near-term mortgage debt maturities totaling $68 million and has a number of options to either repay or refinance that secured debt given the low loan to value ratios of these two properties, the $140 million of availability on the Company’s line of credit and the Company’s ability to borrow on one of its 8 unencumbered assets in its portfolio.

During the current recession, the Company’s corporate goals and objectives are focused on preserving and enhancing its liquidity. While there can be no assurance that the Company will be able to accomplish any or all of these steps, it has taken, or is evaluating, a number of steps to achieve these goals. In particular, the Company:
•	chose to not pay a fourth quarter dividend and intends to pay its next dividend to shareholders of record as of December 31, 2009;
•	is assessing whether to utilize the Internal Revenue Service’s Revenue Procedure 2009-15 in order to pay a portion of its 2009 dividend in shares of our common stock and the remainder in cash;
•	significantly curtailed capital spending for 2009 and expects to owner fund less than $10 million in capital expenditures in 2009 as compared to more than $25 million in 2008;
•	is considering the sale of one or more of its hotels;
•	may issue common stock as appropriate;
•	amended its senior unsecured credit facility to reduce the risk of default under one of its financial covenants and may seek further amendments to its credit facility to make additional changes to the financial covenants; and
•	engaged mortgage brokers to determine potential options for additional property-specific mortgage debt or the refinancing of its two mortgages that mature prior to the end of January 2010.
As of year-end, the Company continued to own 100% of its properties directly and has never issued operating partnership units or preferred stock.
Outlook
The macroeconomic environment lacks sufficient clarity at this time to provide accurate guidance. However, the Company is providing the following relevant information to assist investors and analysts in deriving their own estimates for 2009.
•	In 2008, the Company generated $191 million of Hotel Adjusted EBITDA and, from that amount, contributed $30.3 million to hotel FF&E escrow accounts.

•	For 2009, the Company projects approximately $53 million of debt service based on its current capital structure. The 2009 debt service will include approximately $4.7 million of regularly scheduled principal payments.

•	The Company expects to complete approximately $35 million of capital expenditures during 2009 which will consist of $25 million that will be funded from existing reserve accounts and approximately $10 million funded from corporate cash.

•	The Company expects to incur $16.0 million of corporate G&A in 2009 which includes approximately $10.5 million of cash expenses.

•	The Company’s 2009 weighted average fully diluted shares will be approximately 90.6 million shares based upon its current capital structure.

Dividends
The Company has paid quarterly cash dividends to common shareholders at the discretion of its Board of Directors. In December 2008, the Company announced that it will not pay any further dividends in 2008, and intends to pay its next dividend to shareholders of record as of December 31, 2009. The Company presently intends to pay a 2009 dividend in an amount equal to 100% of the Company’s 2009 taxable income. The Company is currently assessing whether to utilize the Internal Revenue Service’s Revenue Procedure 2009-15 in order to pay a portion of that dividend in shares of common stock and the remainder in cash.
2008 Impairment
During the year ended December 31, 2008, the Company recorded an impairment loss of $0.7 million on the favorable leasehold asset related to its option to develop an addition to our Westin Boston Waterfront on an adjacent parcel of land. This impairment reflects the deterioration of the value of this option from $12.8 million to $12.1 million during the fourth quarter. As of December 31, 2008, the Company has a total of $14.6 million of intangible assets with indefinite useful lives that it regularly assesses for impairment.
Major Capital Expenditures
DiamondRock has made extensive capital investments in its hotels. In 2008, the Company completed approximately $65 million of capital improvements at its hotels. The most extensive capital projects for 2008 were as follows:
•	Chicago Marriott Downtown: The Company completed a $35 million renovation of the hotel. Approximately $10 million was paid from corporate funds, with the balance coming from the hotel’s escrow funds and a contribution from Marriott International. The project included a complete renovation of all the meeting and ballrooms, adding 12,000 square feet of new meeting space, reconcepting and relocating the restaurant, expanding the lobby bar and creating a Marriott “great room” in the lobby. The project began during the third quarter of 2007 and was substantially completed in April 2008. The estimated disruption of approximately $2 million to Hotel Adjusted EBITDA, mainly associated with the ballroom renovations, primarily impacted the first quarter of 2008.
•	Westin Boston Waterfront: The Company completed the construction of additional meeting rooms in the building attached to the hotel. The $19 million project included the creation of over 37,000 square feet of meeting and exhibition space. The project began in the third quarter of 2007 and was substantially completed in the first quarter of 2008.
•	Chicago Conrad: The Company completed its renovation of the guestrooms and corridors during the first quarter and the upgrade of the front entrance repositioning during the third quarter of 2008.
•	Salt Lake City Marriott: The Company extensively renovated the guestrooms at the hotel during the fourth quarter of 2008 which was completed in January 2009, almost all of which was be funded by the hotel’s escrow funds.
In 2009, the Company plans to commence or complete approximately $35 million of capital improvements at its hotels, approximately $10.0 million of which will be funded from corporate cash.

Earnings Call
The Company will host a conference call to discuss its fourth quarter and full year 2008 results on Friday, February 27, 2009, at 10:00 am Eastern Time (ET). To participate in the live call, investors are invited to dial 1-888-679-8018 (for domestic callers) or 617-213-4845 (for international callers). The participant passcode is 45731585. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com. A replay of the webcast will also be archived on the website for one year.
About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of premium hotel properties. DiamondRock owns 20 hotels with approximately 9,600 guestrooms. For further information, please visit DiamondRock Hospitality Company’s website at www.drhc.com.
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to complete planned renovation on budget; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions; our ability to raise equity capital; the performance of acquired properties after they are acquired; necessary capital expenditures on the acquired properties; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described from time to time in our filings with the Securities and Exchange Commission. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Reporting Periods for Statement of Operations
The results reported in the Company’s consolidated statements of operations are based on results of its hotels reported by hotel managers. The Company’s hotel managers use different reporting periods. Marriott International, the manager of most of the Company’s properties, uses a fiscal year ending on the Friday closest to December 31 and reports twelve weeks of operations for the first three quarters and sixteen or seventeen weeks for the fourth quarter of the year for its domestic managed hotels. In contrast, Marriott International for its non-domestic hotels (including Frenchman’s Reef), Noble Management Group, LLC, manager of the Westin Atlanta North, Vail Resorts, manager of the Vail Marriott, Hilton Hotels Corporation, manager of the Conrad Chicago, and Westin Hotel Management, L.P., manager of the Westin Boston Waterfront report results on a monthly basis. Additionally, the Company, as a REIT, is required by U.S. federal tax laws to report results on a calendar year basis. As a result, the Company has adopted the reporting periods used by Marriott International for its domestic hotels, except that the fiscal year always ends on December 31 to comply with REIT rules. The first three fiscal quarters end on the same day as Marriott International’s fiscal quarters but the fourth quarter ends on December 31 and full year results, as reported in the statement of operations, always include the same number of days as the calendar year.
Two consequences of the reporting cycle the Company has adopted are: (1) quarterly start dates will usually differ between years, except for the first quarter which always commences on January 1, and (2) the first and fourth quarters of operations and year-to-date operations may not include the same number of days as reflected in prior years.
While the reporting calendar the Company adopted is more closely aligned with the reporting calendar used by the manager of most of its properties, one final consequence of the calendar is the Company is unable to report any results for Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, or the Westin Boston Waterfront for the month of operations that ends after its fiscal quarter-end because neither Vail Resorts, Noble Management Group, LLC, Hilton Hotels Corporation, Westin Hotel Management, L.P., nor Marriott International make mid-month results available. As a result, the quarterly results of operations include results from Frenchman’s Reef, Westin Atlanta North, Vail Marriott, Conrad Chicago, and the Westin Boston Waterfront as follows: first quarter (January and February), second quarter (March to May), third quarter (June to August) and fourth quarter (September to December). While this does not affect full-year results, it does affect the reporting of quarterly results.
Ground Leases
Four of the Company’s hotels are subject to ground leases: Bethesda Marriott Suites, Courtyard Manhattan Fifth Avenue, Salt Lake City Downtown Marriott, and the Westin Boston Waterfront. In addition, part of a parking structure at a fifth hotel and two golf courses at two additional hotels are also subject to ground leases. In accordance with GAAP, the Company records rent expense on a straight-line basis for ground leases that provide minimal rental payments that increase in pre-established amounts over the remaining term of the ground lease. For the fourth fiscal quarter 2008, contractual cash rent payable on the ground leases totaled $0.6 million and the Company recorded approximately $3.0 million in ground rent expense. The non-cash portion of ground rent expense recorded for the fourth fiscal quarter 2008 was $2.4 million. For the full year 2008, contractual cash rent payable on the ground leases totaled $2.0 million and the Company recorded approximately $9.8 million in ground rent expense. The non-cash portion of ground rent expense recorded for the fiscal year ended December 31, 2008 was $7.8 million.

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	2008	2007

ASSETS
Property and equipment, at cost	$2,146,616	$2,086,933
Less: accumulated depreciation	(226,400)	(148,101)

	1,920,216	1,938,832
Restricted cash	30,060	31,736
Due from hotel managers	61,062	68,153
Favorable lease assets, net	40,619	42,070
Prepaid and other assets	33,414	17,043
Cash and cash equivalents	13,830	29,773
Deferred financing costs, net	3,335	4,020

Total assets	$2,102,536	$2,131,627

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Mortgage debt	$821,353	$824,526
Senior unsecured credit facility	57,000	—

Total debt	878,353	824,526

Deferred income related to key money, net	20,328	15,884
Unfavorable contract liabilities, net	84,403	86,123
Due to hotel managers	35,196	36,910
Dividends declared and unpaid	—	22,922
Accounts payable and accrued expenses	66,624	64,980

Total other liabilities	206,551	226,819

Shareholders’ Equity:

Preferred stock, $.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 200,000,000 shares authorized; 90,050,264 and 94,730,813 shares issued and outstanding at December 31, 2008 and 2007, respectively	901	947
Additional paid-in capital	1,100,541	1,145,511
Accumulated deficit	(83,810)	(66,176)

Total shareholders’ equity	1,017,632	1,080,282

Total liabilities and shareholders’ equity	$2,102,536	$2,131,627

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
Fiscal Quarters Ended December 31, 2008 and 2007
(in thousands, except share and per share amounts)

	(Unaudited)
	2008	2007
Revenues:

Rooms	$135,929	$148,230
Food and beverage	70,349	74,128
Other	11,681	11,901

Total revenues	217,959	234,259

Operating Expenses:

Rooms	33,037	33,668
Food and beverage	46,916	49,394
Management fees	8,712	9,942
Other hotel expenses	72,711	72,661
Impairment of favorable lease asset	695	—
Depreciation and amortization	25,144	23,941
Corporate expenses	4,440	4,126

Total operating expenses	191,655	193,732

Operating income	26,304	40,527

Interest income	(582)	(655)
Interest expense	16,647	16,362

Total other expenses	16,065	15,707

Income before income taxes	10,239	24,820

Income tax benefit (expense)	3,546	(3,953)

Income from continuing operations	13,785	20,867

Income from discontinued operations, net of tax	—	4,271

Net income	$13,785	$25,138

Earnings per share:

Continuing operations	0.15	0.22
Discontinued operations	—	0.04

Basic and diluted earnings per share	$0.15	$0.26

Weighted-average number of common shares outstanding:

Basic	90,517,083	95,154,244

Diluted	90,517,083	95,235,591

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2008 and 2007
(in thousands, except share and per share amounts)

	2008	2007
Revenues:

Rooms	$444,070	$456,719
Food and beverage	211,475	217,505
Other	37,689	36,709

Total revenues	693,234	710,933

Operating Expenses:

Rooms	105,868	104,672
Food and beverage	145,181	147,463
Management fees	28,569	29,764
Other hotel expenses	228,469	224,053
Depreciation and amortization	78,156	74,315
Impairment of favorable lease asset	695	—
Corporate expenses	13,987	13,818

Total operating expenses	600,925	594,085

Operating income	92,309	116,848

Interest income	(1,648)	(2,399)
Interest expense	50,404	51,445
Gain on early extinguishment of debt	—	(359)

Total other expenses (income)	48,756	48,687

Income before income taxes	43,553	68,161

Income tax (expense) benefit	9,376	(5,264)

Income from continuing operations	52,929	62,897

Income from discontinued operations, net of tax	—	5,412

Net income	$52,929	$68,309

Earnings per share:

Continuing operations	$0.56	$0.66
Discontinued operations	—	0.06

Basic and diluted earnings (loss) per share	$0.56	$0.72

Weighted-average number of common shares outstanding:

Basic	93,064,790	94,199,814

Diluted	93,116,162	94,265,245

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2008 and 2007
(in thousands)

	2008	2007
Cash flows from operating activities:
Net income	$52,929	$68,309
Adjustments to reconcile net income to net cash provided by operating activities:
Real estate depreciation	78,156	75,477
Corporate asset depreciation as corporate expenses	164	172
Non-cash financing costs as interest	808	779
Non-cash ground rent	7,755	7,823
Gain on disposal of asset, net of taxes	—	(3,783)
Impairment of favorable lease asset	695	—
Gain on early extinguishment of debt, net	—	(359)
Amortization of debt premium and unfavorable contract liabilities	(1,720)	(1,807)
Amortization of deferred income	(557)	(392)
Yield support received	797	1,803
Non-cash yield support recognized	—	(894)
Stock-based compensation	3,981	3,584
Deferred income tax expense (benefit)	(10,128)	2,952
Changes in assets and liabilities:
Prepaid expenses and other assets	(2,183)	(347)
Due to/from hotel managers	1,773	(6,795)
Restricted cash	(1,773)	1,217
Accounts payable and accrued expenses	(1,196)	959

Net cash provided by operating activities	129,501	148,698

Cash flows from investing activities:
Hotel acquisitions	—	(331,325)
Proceeds from sale of asset, net	—	35,405
Hotel capital expenditures	(65,116)	(56,412)
Receipt of deferred key money	5,000	5,250
Change in restricted cash	3,449	(4,210)

Net cash used in investing activities	(56,667)	(351,292)

Cash flows from financing activities:
Proceeds from mortgage debt	—	5,000
Repayments of mortgage debt	—	(18,392)
Repayments of credit facilities	(116,000)	(108,000)
Draws on credit facilities	173,000	108,000
Scheduled mortgage debt principal payments	(3,173)	(3,233)
Prepayment penalty on early extinguishment of debt	—	(1,972)
Payment of financing costs	(123)	(1,237)
Proceeds from sale of common stock	—	317,935
Payment of costs related to sale of common stock	—	(380)
Repurchase of shares	(49,434)	(2,720)
Payment of dividends	(93,047)	(82,325)

Net cash provided by financing activities	(88,777)	212,676

Net (decrease) increase in cash and cash equivalents	(15,943)	10,082
Cash and cash equivalents, beginning of period	29,773	19,691

Cash and cash equivalents, end of period	$13,830	$29,773

DIAMONDROCK HOSPITALITY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
For the Years Ended December 31, 2008 and 2007
(in thousands)

	2008	2007
Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$49,614	$50,560

Capitalized interest	$259	$50

Cash paid for income taxes	$1,080	$1,867

Non-cash Investing and Financing Activities:
Unpaid dividends	$—	$22,922

Non-GAAP Financial Measures
We use the following four non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) EBITDA, (2) Adjusted EBITDA, (3) FFO and (4) Adjusted FFO.
EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	December 31, 2008	December 31, 2007
Net income	$13,785	$25,138
Interest expense	16,647	16,362
Income tax (benefit) / expense (1)	(3,546)	3,835
Depreciation and amortization (2)	25,144	24,284

EBITDA	$52,030	$69,619

(1)	Includes $0.1 million of income tax benefit included in discontinued operations for the fiscal quarter ended December 31, 2007.

(2)	Includes $0.3 million of depreciation expense included in discontinued operations for the fiscal quarter ended December 31, 2007.

	Historical (in 000s)
	Year-Ended	Year-Ended
	December 31, 2008	December 31, 2007
Net income	$52,929	$68,309
Interest expense	50,404	51,445
Income tax (benefit) expense (1)	(9,376)	4,919
Depreciation and amortization (2)	78,156	75,477

EBITDA	$172,113	$200,150

(1)	Includes $0.3 million of income tax benefit included in discontinued operations for the period from January 1, 2007 to December 31, 2007.

(2)	Includes $1.2 million of depreciation expense included in discontinued operations for the period from January 1, 2007 to December 31, 2007.
We also evaluate our performance by reviewing Adjusted EBITDA because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust EBITDA for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDA:
•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets.

•	Impairment Losses and Gains or Losses on Dispositions: We exclude the effect of impairment losses and gains or losses on dispositions recorded because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to depreciation expense, which is also excluded from EBITDA.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period from EBITDA because we believe that including these costs in EBITDA is not consistent with the underlying performance of the Company. The GAAP accounting treatment of acquisition costs was modified effective January 1, 2009 to require companies to expense acquisition costs as incurred. The previous GAAP accounting treatment was to capitalize acquisition costs.

•	Other Non-Cash and / or Non-Recurring Items: We exclude the effect of certain non-cash and / or non-recurring items from EBITDA because we believe that including these costs in EBITDA is not consistent with the underlying performance of the Company.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	December 31, 2008	December 31, 2007
EBITDA	$52,030	$69,619
Gain on property disposal, net of tax	—	(3,783)
Non-cash ground rent	2,434	2,440
Non-cash amortization of unfavorable contract liabilities	(529)	(529)
Impairment of favorable lease asset	695	—

Adjusted EBITDA	$54,630	$67,747

	Historical (in 000s)
	Year-Ended	Year-Ended
	December 31, 2008	December 31, 2007
EBITDA	$172,113	$200,150
Gain on early extinguishment of debt	—	(359)
Gain on property disposal, net of tax	—	(3,783)
Non-cash ground rent	7,755	7,863
Non-cash amortization of unfavorable contract liabilities	(1,719)	(1,719)
Impairment of favorable lease asset	695

Adjusted EBITDA	$178,844	$202,152

We compute FFO in accordance with standards established by NAREIT (which defines FFO as net income determined in accordance with GAAP), excluding gains (losses) from sales of property, plus depreciation and amortization. We believe that the presentation of FFO provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. We also use FFO as one measure in assessing our results.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	December 31, 2008	December 31, 2007
Net income	$13,785	$25,138
Gain on property disposal, net of tax	—	(3,783)
Real estate related depreciation and amortization (1)	25,144	24,284

FFO	$38,929	$45,639

FFO per share (basic and diluted)	$0.43	$0.48

(1)	Includes $0.3 million of depreciation expense included in discontinued operations for the fiscal quarter ended December 31, 2007.

	Historical (in 000s)
	Year-Ended	Year-Ended
	December 31, 2008	December 31, 2007
Net income	$52,929	$68,309
Gain on property disposal, net of tax	—	(3,783)
Real estate related depreciation and amortization (1)	78,156	75,477

FFO	$131,085	$140,003

FFO per share (basic and diluted)	$1.41	$1.49

(1)	Includes $1.2 million of depreciation expense included in discontinued operations for the period from January 1, 2007 to December 31, 2007.
We also evaluate our performance by reviewing Adjusted FFO because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information regarding our ongoing operating performance and that the presentation of Adjusted FFO, when combined with the primary GAAP presentation of net income, is beneficial to a complete understanding of our operating performance. We adjust FFO for the following items, which may occur in any period, and refer to this measure as Adjusted FFO:
•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from straight lining the rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•	The impact of the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. The amortization of the unfavorable contract liabilities does not reflect the underlying performance of the Company.

•	Cumulative effect of a change in accounting principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•	Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe that including them in FFO is not consistent with reflecting the ongoing performance of our remaining assets.

•	Impairment Losses: We exclude the effect of impairment losses recorded because we believe that including them in FFO is not consistent with reflecting the ongoing performance of our remaining assets. In addition, we believe that impairment charges are similar to gains or losses on dispositions and depreciation expense, both of which are also excluded from FFO.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period from FFO because we believe that including these costs in FFO is not consistent with the underlying performance of the Company. The GAAP accounting treatment of acquisition costs was modified effective January 1, 2009 to require companies to expense acquisition costs as incurred. The previous GAAP accounting treatment was to capitalize acquisition costs.

•	Other Non-Cash and / or Non-Recurring Items: We exclude the effect of certain non-cash and / or non-recurring items from FFO because we believe that including these costs in FFO is not consistent with the underlying performance of the Company.

	Historical (in 000s)
	Fiscal	Fiscal
	Quarter Ended	Quarter Ended
	December 31, 2008	December 31, 2007
FFO	$38,929	$45,639
Non-cash ground rent	2,434	2,440
Non-cash amortization of unfavorable contract liabilities	(529)	(529)
Impairment of favorable lease asset	695	—

Adjusted FFO	$41,529	$47,550

Adjusted FFO per share (basic and diluted)	$0.46	$0.50

	Historical (in 000s)
	Year-Ended	Year-Ended
	December 31, 2008	December 31, 2007
FFO	$131,085	$140,003
Gain on early extinguishment of debt	—	(359)
Non-cash ground rent	7,755	7,863
Non-cash amortization of unfavorable contract liabilities	(1,719)	(1,719)
Impairment of favorable lease asset	695	—

Adjusted FFO	$137,816	$145,788

Adjusted FFO per share (basic and diluted)	$1.48	$1.55

Certain Definitions
In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites and the Chicago Marriott Downtown. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues.

Market Capitalization as of December 31, 2008
(in thousands, except per share data)

Enterprise Value

Common equity capitalization (at 12/31/08 closing price of $5.07/share)	$461,993
Consolidated debt	878,353
Cash and cash equivalents	(13,830)

Total enterprise value	$1,326,516

Share Reconciliation

Common shares outstanding	90,050

Unvested restricted stock held by management and employees	606
Share grants under deferred compensation plan held by corporate officers	467

Combined shares outstanding	91,123

Debt Summary as of December 31, 2008
(dollars in thousands)

	Interest		Outstanding
Property	Rate	Term	Principal	Maturity

Courtyard Manhattan / Midtown East	5.195%	Fixed	$41,238	December 2009
Salt Lake City Marriott Downtown	5.500%	Fixed	34,441	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	51,000	June 2016
Marriott Griffin Gate Resort	5.110%	Fixed	28,434	January 2010
Bethesda Marriott Suites	1.420%	Variable	5,000	July 2010
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Marriott Frenchman’s Reef	5.440%	Fixed	62,240	August 2015
Renaissance Worthington	5.400%	Fixed	57,400	July 2015
Orlando Airport Marriott	5.680%	Fixed	59,000	January 2016
Chicago Marriott Downtown	5.975%	Fixed	220,000	April 2016
Austin Renaissance Hotel	5.507%	Fixed	83,000	December 2016
Waverly Renaissance Hotel	5.503%	Fixed	97,000	December 2016
Senior Unsecured Credit Facility	2.840%	Variable	57,000	February 2011

Total Debt			$878,353

Pro Forma Operating Statistics — Full Year

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2008	2007	B/(W)	2008	2007	B/(W)	2008	2007	B/(W)	2008	2007	B/(W)

Atlanta Alpharetta	$147.89	$153.70	(3.8%)	59.6%	60.5%	(0.8%)	$88.20	$92.95	(5.1%)	30.1%	33.1%	(2.96%)
Westin Atlanta North	$136.74	$139.81	(2.2%)	61.5%	66.5%	(5.0%)	$84.13	$93.04	(9.6%)	25.4%	31.0%	(5.62%)
Atlanta Waverly	$142.19	$145.31	(2.1%)	66.8%	69.2%	(2.4%)	$94.95	$100.53	(5.5%)	25.9%	28.5%	(2.56%)
Renaissance Austin	$161.09	$156.57	2.9%	68.6%	74.7%	(6.1%)	$110.50	$116.94	(5.5%)	29.3%	28.7%	0.60%
Bethesda Marriott Suites (1)	$191.34	$186.33	2.7%	69.8%	73.3%	(3.5%)	$133.61	$136.56	(2.2%)	28.7%	33.4%	(4.63%)
Boston Westin	$203.40	$210.08	(3.2%)	69.1%	68.6%	0.5%	$140.55	$144.03	(2.4%)	29.7%	30.4%	(0.66%)
Chicago Marriott	$208.74	$209.55	(0.4%)	73.1%	78.9%	(5.9%)	$152.51	$165.37	(7.8%)	26.1%	29.6%	(3.54%)
Chicago Conrad	$238.42	$249.04	(4.3%)	75.6%	75.4%	0.2%	$180.35	$187.83	(4.0%)	31.9%	33.2%	(1.23%)
Courtyard Fifth Avenue	$300.36	$293.66	2.3%	87.8%	90.9%	(3.1%)	$263.80	$266.90	(1.2%)	38.8%	41.4%	(2.58%)
Courtyard Midtown East	$302.57	$302.02	0.2%	88.3%	89.7%	(1.4%)	$267.17	$270.90	(1.4%)	42.6%	44.4%	(1.82%)
Frenchman’s Reef	$238.09	$228.24	4.3%	79.8%	84.0%	(4.1%)	$190.07	$191.65	(0.8%)	18.8%	22.3%	(3.53%)
Griffin Gate Marriott	$145.33	$137.91	5.4%	64.1%	64.5%	(0.4%)	$93.10	$88.93	4.7%	27.9%	25.6%	2.33%
Los Angeles Airport	$114.51	$117.24	(2.3%)	84.5%	80.8%	3.8%	$96.79	$94.67	2.2%	23.9%	25.0%	(1.13%)
Oak Brook Hills (2)	$132.39	$137.47	(3.7%)	52.2%	56.8%	(4.6%)	$69.12	$78.06	(11.5%)	20.2%	29.3%	(9.16%)
Orlando Airport Marriott	$117.43	$121.84	(3.6%)	72.8%	75.8%	(3.0%)	$85.48	$92.35	(7.4%)	29.0%	31.3%	(2.28%)
Salt Lake City Marriott	$135.49	$136.49	(0.7%)	65.4%	69.7%	(4.3%)	$88.67	$95.20	(6.9%)	27.9%	29.9%	(2.00%)
The Lodge at Sonoma	$224.47	$226.46	(0.9%)	69.3%	70.0%	(0.7%)	$155.54	$158.42	(1.8%)	20.4%	22.5%	(2.03%)
Torrance Marriott South Bay	$124.03	$120.03	3.3%	78.3%	80.5%	(2.2%)	$97.10	$96.63	0.5%	28.8%	28.2%	0.63%
Vail Marriott	$237.18	$234.23	1.3%	64.4%	64.2%	0.2%	$152.80	$150.45	1.6%	29.2%	27.3%	1.89%
Renaissance Worthington	$174.46	$173.78	0.4%	73.3%	75.0%	(1.8%)	$127.82	$130.39	(2.0%)	28.4%	30.0%	(1.60%)

1)	Hotel Adjusted EBITDA Margins for 2007 benefited from the elimination of 2007 incentive management fees as a result of the 2007 debt refinancing.

2)	Hotel Adjusted EBITDA Margins for 2007 benefited from $0.8 million in yield support at Oak Brook Hills.

Pro Forma Operating Statistics — Fourth Quarter

	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	4Q 2008	4Q 2007	B/(W)	4Q 2008	4Q 2007	B/(W)	4Q 2008	4Q 2007	B/(W)	4Q 2008	4Q 2007	B/(W)

Atlanta Alpharetta	$145.66	$151.11	(3.6%)	55.0%	59.5%	(4.4%)	$80.13	$89.83	(10.8%)	27.1%	32.7%	(5.64%)
Westin Atlanta North (1)	$124.51	$142.34	(12.5%)	61.0%	63.2%	(2.2%)	$75.98	$89.95	(15.5%)	21.6%	33.1%	(11.43%)
Atlanta Waverly	$141.10	$150.50	(6.2%)	59.6%	67.6%	(8.0%)	$84.04	$101.67	(17.3%)	28.4%	30.3%	(1.91%)
Renaissance Austin	$166.44	$159.98	4.0%	66.0%	69.3%	(3.3%)	$109.77	$110.81	(0.9%)	31.4%	30.1%	1.32%
Bethesda Marriott Suites (2)	$191.04	$192.20	(0.6%)	64.7%	72.6%	(7.9%)	$123.67	$139.62	(11.4%)	29.7%	32.6%	(2.90%)
Boston Westin (1)	$215.13	$229.11	(6.1%)	67.4%	67.4%	0.1%	$145.08	$154.35	(6.0%)	31.9%	32.2%	(0.26%)
Chicago Marriott	$216.57	$227.73	(4.9%)	72.9%	75.7%	(2.8%)	$157.80	$172.30	(8.4%)	26.9%	34.0%	(7.18%)
Chicago Conrad (1)	$256.08	$279.80	(8.5%)	75.6%	76.3%	(0.7%)	$193.53	$213.47	(9.3%)	36.3%	37.3%	(1.00%)
Courtyard Fifth Avenue	$326.51	$368.39	(11.4%)	84.7%	89.1%	(4.4%)	$276.60	$328.30	(15.7%)	44.8%	48.3%	(3.49%)
Courtyard Midtown East	$333.70	$376.80	(11.4%)	83.7%	89.6%	(5.8%)	$279.38	$337.45	(17.2%)	46.4%	50.4%	(3.94%)
Frenchman’s Reef (1)	$197.91	$194.17	1.9%	68.9%	77.6%	(8.7%)	$136.41	$150.67	(9.5%)	(4.7%)	8.5%	(13.22%)
Griffin Gate Marriott	$158.24	$147.86	7.0%	61.9%	61.1%	0.8%	$97.92	$90.36	8.4%	32.9%	27.8%	5.08%
Los Angeles Airport	$113.43	$115.61	(1.9%)	79.9%	80.0%	0.0%	$90.65	$92.44	(1.9%)	23.5%	22.8%	0.64%
Oak Brook Hills (3)	$130.64	$137.79	(5.2%)	51.2%	55.7%	(4.5%)	$66.85	$76.74	(12.9%)	19.0%	28.6%	(9.53%)
Orlando Airport Marriott	$107.56	$120.25	(10.6%)	69.7%	70.3%	(0.6%)	$74.98	$84.55	(11.3%)	25.2%	31.3%	(6.14%)
Salt Lake City Marriott	$135.27	$133.20	1.6%	54.5%	65.7%	(11.2%)	$73.77	$87.53	(15.7%)	22.5%	27.1%	(4.58%)
The Lodge at Sonoma	$222.85	$233.42	(4.5%)	67.1%	71.5%	(4.4%)	$149.54	$166.91	(10.4%)	21.1%	25.4%	(4.29%)
Torrance Marriott South Bay	$119.57	$123.93	(3.5%)	69.8%	79.7%	(9.9%)	$83.44	$98.80	(15.6%)	26.0%	30.3%	(4.25%)
Vail Marriott (1)	$194.78	$195.95	(0.6%)	53.9%	57.8%	(3.9%)	$105.01	$113.30	(7.3%)	16.9%	8.5%	8.42%
Renaissance Worthington	$169.82	$179.63	(5.5%)	72.0%	72.4%	(0.4%)	$122.35	$130.07	(5.9%)	29.8%	30.6%	(0.80%)

1)	The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the fourth quarter and include the months of September, October, November, and December.

2)	Hotel Adjusted EBITDA Margins for the fourth quarter of 2007 benefited from the elimination of 2007 incentive management fees as a result of the 2007 debt refinancing.

3)	Hotel Adjusted EBITDA Margins for the fourth quarter of 2007 benefited from $0.3 million in yield support at Oak Brook Hills.

Hotel Adjusted EBITDA Reconciliation

	Full Year 2008
			Plus:	Plus:	Plus:	Equals:
	Total	Net Income /			Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$14,909	$3,466	$1,028	$—	$—	$4,494
Westin Atlanta North	$18,346	$1,810	$2,846	$—	$—	$4,656
Atlanta Waverly	$35,173	$(457)	$4,112	$5,468	$—	$9,123
Renaissance Austin	$35,686	$2,212	$3,582	$4,674	$—	$10,468
Bethesda Marriott Suites	$17,584	$(3,729)	$2,109	$325	$6,348	$5,053
Boston Westin	$72,993	$9,201	$11,987	$—	$507	$21,695
Chicago Marriott	$96,238	$1,125	$12,277	$13,308	$(1,581)	$25,129
Chicago Conrad	$27,440	$4,356	$4,410	$—	$—	$8,766
Courtyard Fifth Avenue	$18,054	$1,421	$1,906	$3,480	$207	$7,014
Courtyard Midtown East	$31,671	$9,016	$2,224	$2,239	$—	$13,479
Frenchman’s Reef	$54,715	$3,820	$2,971	$3,484	$—	$10,275
Griffin Gate Marriott	$28,219	$3,107	$3,254	$1,504	$2	$7,867
Los Angeles Airport	$59,065	$4,207	$5,363	$4,528	$—	$14,098
Oak Brook Hills	$24,562	$1,028	$3,385	$—	$542	$4,955
Orlando Airport Marriott	$24,357	$567	$3,076	$3,424	$—	$7,067
Salt Lake City Marriott	$24,915	$2,962	$2,057	$1,938	$—	$6,957
The Lodge at Sonoma	$18,140	$1,515	$2,192	$—	$—	$3,707
Torrance Marriott South Bay	$25,110	$4,046	$3,197	$—	$—	$7,243
Vail Marriott	$27,800	$5,124	$2,993	$—	$—	$8,117
Renaissance Worthington	$38,256	$4,488	$3,186	$3,176	$12	$10,862

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

Hotel Adjusted EBITDA Reconciliation

	Full Year 2007
			Plus:	Plus:	Plus:	Equals:
	Total	Net Income /			Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$16,019	$4,103	$1,200	$—	$—	$5,303
Westin Atlanta North	$19,378	$3,367	$2,640	$—	$—	$6,007
Atlanta Waverly	$37,985	$1,499	$3,929	$5,398	$—	$10,826
Renaissance Austin	$36,340	$2,498	$3,307	$4,637	$—	$10,442
Bethesda Marriott Suites (2)	$17,985	$(4,429)	$3,011	$1,038	$6,383	$6,003
Boston Westin (3)	$71,975	$11,039	$10,359	$—	$467	$21,865
Chicago Marriott	$103,341	$8,422	$10,285	$13,515	$(1,581)	$30,641
Chicago Conrad	$28,532	$5,723	$3,744	$—	$—	$9,467
Courtyard Fifth Avenue	$18,221	$1,952	$1,874	$3,410	$313	$7,549
Courtyard Midtown East	$32,090	$9,685	$2,286	$2,271	$—	$14,242
Frenchman’s Reef	$54,724	$6,150	$2,595	$3,465	$—	$12,210
Griffin Gate Marriott	$27,113	$2,440	$2,946	$1,536	$6	$6,928
Los Angeles Airport	$58,896	$5,091	$5,119	$4,513	$—	$14,723
Oak Brook Hills	$27,172	$3,008	$4,422	$—	$542	$7,972
Orlando Airport Marriott	$25,891	$1,753	$2,840	$3,510	$—	$8,103
Salt Lake City Marriott	$26,375	$2,774	$3,051	$2,067	$—	$7,892
The Lodge at Sonoma	$18,822	$2,226	$2,002	$—	$—	$4,228
Torrance Marriott South Bay	$25,242	$4,168	$2,954	$—	$—	$7,122
Vail Marriott	$28,103	$4,804	$2,870	$—	$—	$7,674
Renaissance Worthington	$39,804	$5,939	$2,798	$3,191	$11	$11,939

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of our unfavorable contract liabilities and gains from the early extinguishment of debt.

(2)	Hotel Adjusted EBITDA for 2007 benefited from the elimination of 2007 incentive management fees as a result of the 2007 debt refinancing.

(3)	Amount includes the results of operations of the hotel under previous ownership for the comparable period to our ownership periods.

Hotel Adjusted EBITDA Reconciliation

	Fourth Quarter 2008
			Plus:	Plus:	Plus:	Equals:
	Total	Net Income /			Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$4,603	$891	$355	$—	$—	$1,246
Westin Atlanta North (2)	$5,921	$396	$885	$—	$—	$1,281
Atlanta Waverly	$10,826	$49	$1,293	$1,728	$—	$3,070
Renaissance Austin	$11,547	$939	$1,195	$1,494	$—	$3,628
Bethesda Marriott Suites	$5,390	$(1,108)	$649	$108	$1,952	$1,601
Boston Westin (2)	$26,676	$4,574	$3,786	$—	$157	$8,517
Chicago Marriott	$32,443	$646	$4,271	$4,287	$(486)	$8,718
Chicago Conrad (2)	$9,717	$2,096	$1,428	$—	$—	$3,524
Courtyard Fifth Avenue	$6,049	$890	$592	$1,111	$116	$2,709
Courtyard Midtown East	$10,491	$3,469	$695	$709	$—	$4,873
Frenchman’s Reef (2)	$13,530	$(2,704)	$954	$1,112	$—	$(638)
Griffin Gate Marriott	$9,863	$1,711	$1,052	$479	$(2)	$3,240
Los Angeles Airport	$18,008	$1,140	$1,648	$1,442	$—	$4,230
Oak Brook Hills	$7,568	$211	$1,064	$—	$167	$1,442
Orlando Airport Marriott	$6,901	$(333)	$977	$1,093	$—	$1,737
Salt Lake City Marriott	$6,794	$264	$684	$584	$—	$1,532
The Lodge at Sonoma	$5,492	$475	$682	$—	$—	$1,157
Torrance Marriott South Bay	$7,098	$853	$995	$—	$—	$1,848
Vail Marriott (2)	$6,921	$238	$932	$—	$—	$1,170
Renaissance Worthington	$12,119	$1,591	$1,007	$1,007	$3	$3,608

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.

(2)	The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the fourth quarter and include the months of September, October, November and December.

Hotel Adjusted EBITDA Reconciliation

	Fourth Quarter 2007
			Plus:	Plus:	Plus:	Equals:
	Total	Net Income /			Non-Cash	Hotel Adjusted
	Revenues	(Loss)	Depreciation	Interest Expense	Adjustments (1)	EBITDA

Atlanta Alpharetta	$5,139	$1,386	$295	$—	$—	$1,681
Westin Atlanta North (2)	$6,521	$1,297	$858	$—	$—	$2,155
Atlanta Waverly	$13,006	$967	$1,274	$1,696	$—	$3,937
Renaissance Austin	$11,486	$933	$1,071	$1,453	$—	$3,457
Bethesda Marriott Suites (3)	$5,858	$(1,150)	$984	$111	$1,964	$1,909
Boston Westin (2)	$25,695	$4,512	$3,593	$—	$164	$8,269
Chicago Marriott	$33,428	$4,333	$3,228	$4,307	$(487)	$11,381
Chicago Conrad (2)	$10,810	$2,883	$1,145	$—	$—	$4,028
Courtyard Fifth Avenue	$7,055	$1,612	$597	$1,101	$95	$3,405
Courtyard Midtown East	$12,537	$4,830	$769	$718	$—	$6,317
Frenchman’s Reef (2)	$14,998	$(719)	$884	$1,112	$—	$1,277
Griffin Gate Marriott	$9,142	$1,033	$1,019	$485	$2	$2,539
Los Angeles Airport	$18,282	$1,015	$1,710	$1,452	$—	$4,177
Oak Brook Hills	$8,627	$1,212	$1,087	$—	$167	$2,466
Orlando Airport Marriott	$7,865	$390	$947	$1,126	$—	$2,463
Salt Lake City Marriott	$7,792	$493	$980	$640	$—	$2,113
The Lodge at Sonoma	$6,432	$966	$666	$—	$—	$1,632
Torrance Marriott South Bay	$8,403	$1,562	$982	$—	$—	$2,544
Vail Marriott (2)	$7,618	$(270)	$916	$—	$—	$646
Renaissance Worthington	$13,564	$2,176	$940	$1,029	$4	$4,149

(1)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of our unfavorable contract liabilities and gains from the early extinguishment of debt.

(2)	The hotel reports results on a monthly basis. The figures presented are based on the Company’s reporting calendar for the fourth quarter and include the months of September, October, November, and December.

(3)	Hotel Adjusted EBITDA for the fourth quarter of 2007 benefited from the elimination of 2007 incentive management fees as a result of the 2007 debt refinancing.